Exhibit 99(ii)

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of SUPERVALU INC. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the period ended November 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Dated: January 14, 2003	/s/ JEFFREY NODDLE
Jeffrey Noddle President and Chief Executive Officer

Dated: January 14, 2003	/s/ PAMELA K. KNOUS
Pamela K. Knous Executive Vice President, Chief Financial Officer